Exhibit 99.1

NEWS RELEASE

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Rob Clark	Ryan Weispfenning
Public Relations	Investor Relations
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FOR IMMEDIATE RELEASE

MEDTRONIC ANNOUNCES PLANNED LEADERSHIP SUCCESSION

Omar Ishrak Will Retire as CEO at End of Fiscal Year;
Remains Chairman of the Board and Becomes Executive Chairman of Medtronic

Geoff Martha, EVP of the Restorative Therapies Group, Appointed Medtronic President, and Will Join the Medtronic Board of Directors, Effective November 1, 2019

Martha Succeeds Ishrak as CEO, Effective April 27, 2020

Brett Wall, President of RTG’s Brain Therapies Division, Appointed EVP of RTG

DUBLIN - August 28, 2019 - Medtronic plc (NYSE:MDT) today announced that Omar Ishrak, Medtronic’s Chairman and Chief Executive Officer (CEO), has announced his intention to retire as CEO on April 26, 2020, following the end of the company’s current fiscal year. As a result, the Medtronic Board of Directors announced key leadership appointments as part of its multi-year, leadership succession planning process, which will ensure a smooth and successful transition in leadership across the company.

The Board of Directors has unanimously appointed Geoff Martha, currently Executive Vice President (EVP) of the company’s Restorative Therapies Group (RTG), to assume the newly created role of Medtronic President and become a member of the Medtronic Board of Directors, effective November 1, 2019. Martha will succeed Ishrak as Medtronic CEO, effective April 27, 2020. As President, Martha will lead Medtronic’s operating groups and regions. Brett Wall, President of Medtronic’s Brain Therapies division, was appointed EVP and Group President of RTG, succeeding Martha, effective November 1, 2019.

At the start of Medtronic’s next fiscal year, on April 27, 2020, Ishrak will assume a new position of Executive Chairman, which will provide counsel and guidance to Medtronic’s leadership, oversee CEO succession, and drive the ongoing successful execution of Medtronic’s long-term strategic plan. These changes are designed to ensure a smooth transition, continuity of leadership and a continued focus on delivering Medtronic’s innovation strategy and financial performance.

“Today, we announced leadership changes that meet both the Board’s objective of executing a thoughtful leadership transition as well as my personal desire to begin transitioning my duties as CEO to a new leader coinciding with the start of our next fiscal year,” said Ishrak. “This plan and its timing enable Geoff and I to partner on achieving Medtronic’s key financial performance goals as well as delivering on our critical pipeline milestones, including several important product launches. Leading Medtronic as CEO is an honor and a privilege, and I know that Geoff is the right leader to take Medtronic to the next level of its growth and evolution. Geoff is a results-oriented, dynamic, and innovative business leader who is passionately committed to our Mission, the advancement of our growth strategy and the development and diversity of our people. I am confident he has the right track record, commitment, vision and judgment to lead our company.”

“As Omar approaches the company’s mandatory executive officer retirement of 65 years of age next year, we have ensured Medtronic has the right leadership at the right time to advance its Mission and deliver shareholder return through a seamless transition,” said Scott Donnelly, Medtronic’s Lead Director, and Chairman, President and CEO of Textron, Inc. “The Board is extremely grateful to Omar for his outstanding leadership - as the company’s annual revenues have doubled and its market capitalization has increased by more than $100 billion during his tenure. We are confident Omar’s contributions to Medtronic will continue as Executive Chairman. The Board’s succession planning process prioritizes developing leaders from within the company, and we are pleased that we could advance Geoff and Brett for these roles. During his time at Medtronic, Geoff has demonstrated his unique ability to lead, innovate and drive results, and the Board has full confidence in him and his ability to take Medtronic into its next chapter of growth.”

“I’m humbled and grateful for the opportunity to lead such an amazing company,” said Martha. “Since coming to Medtronic, I have been deeply motivated and inspired by the company’s Mission, its people and its unique ability to create and commercialize technology that directly improves and saves people’s lives. I thank Omar and the entire Board for their vote of confidence in selecting me as President and as the company’s next CEO. I know that with the support and dedication of my Medtronic colleagues around the globe, we can continue to deliver new levels of performance for patients, customers and healthcare systems we serve - and for our shareholders and business partners.”

More on Geoff Martha
Martha joined Medtronic in 2011 and became EVP and President of Medtronic’s Restorative Therapies Group, with more than $8 billion in annual revenues and more than 14,000 employees, in 2015. Martha has responsibility for RTG’s four divisions which include Brain Therapies, Pain Therapies, Specialty Therapies and Spine. The division’s products and therapies include spinal and orthopedic implants, surgical navigation systems, robotic surgery systems, deep brain stimulation systems, drug infusion systems and stimulators to reduce chronic pain, and interventional devices to treat ischemic stroke.

Under his leadership, Martha directed the reorganization of RTG around key therapy areas and returned the Group to meaningful, consistent growth through innovation, including the introduction of new products, leveraging the Group’s products and services into integrated portfolios and executing impactful acquisitions and partnerships. During his time as President of RTG, Martha has revitalized its businesses, turning in a record performance in fiscal year 2019 with more than $8 billion in revenues, growing RTG at six percent. In fiscal year 2019, RTG posted quarterly revenues averaging more than $2 billion per quarter - the most in its history.

Prior to his current role, Martha was head of Medtronic Corporate Strategy and Business Development, where he led the company’s 2014 acquisition of Covidien, the largest acquisition in the history of the medical technology industry. In July 2014, he was named the Chief Integration Officer for the integration of Covidien into Medtronic and was named President of RTG in 2015. Prior to Medtronic, Martha spent 19 years in a variety of business development, strategic marketing, and sales management roles at GE Healthcare and GE Capital.

Martha has been an active champion for the advancement of women and ethnically diverse representation at Medtronic as well as proactive engagement in the communities where Medtronic employees live and work. He is the executive sponsor of Medtronic’s African Descent Network, which is focused on the recruitment, engagement, retention and development for Medtronic employees of African descent. He also serves as Medtronic’s executive sponsor of FIRST Robotics and sits on the board of Children’s HeartLink and the Northside Achievement Zone, a community collaborative that works to end generational poverty in North Minneapolis.

Brett Wall to Lead Medtronic’s Restorative Therapies Group
Brett Wall, currently senior vice president and president of RTG’s Brain Therapies division, will assume the position of EVP and Group President of RTG in November 2019. Wall has more than 25 years of experience in the medical technology industry and joined Medtronic in 2015 as part of the Covidien acquisition. Under his leadership, the Brain Therapies division has produced double digit annual growth rates and brought to market innovative stroke and brain therapies, including the Solitaire™ Revascularization device that revolutionized the minimally invasive treatment for ischemic stroke.

At Covidien, Wall served as President, Neurovascular and International, where he managed all commercial activities and functions of the business. Wall’s previous positions include senior sales, marketing and operational leadership positions with ev3, Boston Scientific and C.R. Bard. Wall has an extensive global background, leading businesses and operations in Europe and the Asia Pacific region.

“It is truly an honor to be selected by the Board to lead the Restorative Therapies Group, a group that Geoff has so successfully led over the past four years,” said Wall. “It’s my absolute privilege to lead this Group, which has an incredibly strong leadership team and more than 14,000 dedicated and passionate team members around the world. RTG is at the forefront of our company’s innovation agenda, and I look forward to continuing and building upon our Group’s track record of driving patient impact and shareholder return.”

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world's largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 90,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take health care Further, Together.

Any forward-looking statements are subject to risks and uncertainties such as those described in Medtronic's periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results.

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